Exhibit 23




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 33-44271, Form S-8 No. 33-59866 and Form S-8 No. 333-44735) of
Hilb, Rogal and Hamilton Company and in the related Prospectuses of our report dated February 10, 1999 (except for Note M, as to which the date is March 30, 1999), with respect to the consolidated financial statements and schedule of Hilb, Rogal and Hamilton Company included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                  Ernst & Young LLP




Richmond, Virginia
March 30, 1999